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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         By execution hereof, Swalm, Thomas & Associates, PLLC hereby consents to the use by Great Xpectations Marketing, Inc. (the "Company"), a Nevada corporation, of financial statements on the Company, prepared by Swalm, Thomas & Associates, PLLC, in connection with the Company's filing of a Registration Statement on Form SB-2.

         Additionally, Swalm, Thomas & Associates, PLLC consents to the references by the Company to Swalm, Thomas & Associates, PLLC under the heading "Experts" in the Prospectus that was prepared as part of the Registration Statement.



                                      SWALM, THOMAS & ASSOCIATES, PLLC



                                      By:  /s/
                                         --------------------------------



Plano, Texas
September 15, 1999